         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934


              Filed by the registrant /X/

              Filed by a party other than the registrant  / /

              Check the appropriate box:


              /X/  Preliminary proxy statement

              / /  Confidential, for use of the Commission
                   only (as permitted by Rule 14a -6(e) (2))

              / /  Definitive proxy statement


              / /  Definitive additional materials


              / /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           The Pioneer Group, Inc.
- - --------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

- - --------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement
                   if other than the Registrant)

Payment of filing fee (Check the appropriate box):



              /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.



              / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).


              / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

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          (2)  Aggregate number of securities to which transaction applies:

- - --------------------------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.

- - --------------------------------------------------------------------------------


        (4)  Proposed maximum aggregate value of transaction:

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        (5)  Total fee paid:

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 /  /        Fee paid previously with preliminary materials.

/  /         Check box if any part of the fee is offset as provided by
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

                                                                PRELIMINARY COPY

                            THE PIONEER GROUP, INC.

                                60 STATE STREET
                          BOSTON, MASSACHUSETTS 02109

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 4, 1995

     The Annual Meeting of Stockholders of The Pioneer Group, Inc. (the "Company") will be held at the offices of Hale and Dorr, 26th Floor, 60 State Street, Boston, Massachusetts on Thursday, May 4, 1995, at 9:30 a.m., local time, to consider and act upon the following matters:

          1. To elect seven directors for the ensuing year.

          2. To approve an amendment to the Company's Restated Certificate of Incorporation increasing from 33,000,000 to 60,000,000 the number of authorized shares of Common Stock.

          3. To ratify and approve the Company's 1995 Employee Stock Purchase Plan.

          4. To ratify and approve the Company's 1995 Restricted Stock Plan.

          5. To ratify the selection by the Board of Directors of Arthur Andersen LLP as the Company's independent accountants for the current year.

          6. To transact such other business as may properly come before the meeting or any adjournments of the meeting.

     Stockholders of record at the close of business on March 17, 1995 are entitled to notice of and to vote at the meeting. The stock transfer books of the Company remain open.

     All stockholders are cordially invited to attend the meeting.

                                          By order of the Board of Directors,

                                          JOSEPH P. BARRI, Secretary

March 31, 1995

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                                                       0395-2386

                                                                PRELIMINARY COPY

                            THE PIONEER GROUP, INC.

                                60 STATE STREET
                          BOSTON, MASSACHUSETTS 02109

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 4, 1995

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Pioneer Group, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 9:30 a.m., local time, on Thursday, May 4, 1995 and at any adjournments of the Annual Meeting. All proxies will be voted in accordance with the instructions contained in the proxies, and if no choice is specified, the proxies will be voted in favor of the election of the director nominees and the proposals set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by written or oral request to the Secretary of the Company.

     The Board of Directors has fixed March 17, 1995 (the "Record Date") as the date for the determination of stockholders entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were outstanding and
entitled to vote           shares of Common Stock of the Company. Each share is
entitled to one vote.

     The Company's 1994 Annual Report and these proxy materials were first mailed to stockholders on or about March 31, 1995.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1994 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT FOR EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER OF THE COMPANY, 60 STATE STREET, BOSTON, MASSACHUSETTS 02109.

VOTES REQUIRED AND TABULATION OF VOTES

     The holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote on any matter shall constitute a quorum at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

     Shares that abstain from voting as to a particular matter will not be counted as votes in favor of such matter, but will be counted as shares voting on such matter. Accordingly, an abstention from voting on a matter has the same effect as a vote against the matter. Shares held in street name by brokers or nominees who indicate on their proxy that they do not have discretionary authority to vote such shares as to a particular matter will not be counted as votes in favor of such matter and will also not be counted as shares voting on such matter. Accordingly, a "broker non-vote" on a matter that requires the affirmative vote of a certain percentage of the shares present and entitled to vote on the matter, such as the election of directors, the ratification and approval of the 1995 Employee Stock Purchase Plan and 1995 Restricted Stock Plan and the ratification of independent accountants, has no effect on the voting of such matter. However, a "broker non-vote" on a matter that requires the affirmative vote of a certain percentage of the outstanding shares, such as the proposed amendment to the Company's Restated Certificate of Incorporation, has the same effect as a vote against the matter.

     The seven nominees who receive a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting will be elected. The affirmative vote of the holders of a majority of the outstanding shares of

Common Stock is required for the approval of the amendment to the Company's Restated Certificate of Incorporation. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and voting on the matter is required for the ratification and approval of the 1995 Employee Stock Purchase Plan and 1995 Restricted Stock Plan and the ratification of the selection of Arthur Andersen LLP as the Company's independent accountants for the current year.

                 VOTING SECURITIES AND CERTAIN HOLDERS THEREOF

     The following table sets forth certain information, as of February 1, 1995, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of the executive officers of the Company named in the Summary Compensation Table set forth under the caption "Executive Compensation" below, (iii) each director and nominee for director of the Company and (iv) all directors and executive officers of the Company as a group.

                                                                                     PERCENT
                                                                                    OF SHARES
                NAME AND ADDRESS                    NUMBER                          OF COMMON
                  OF BENEFICIAL                       OF             NATURE OF        STOCK
           OWNER, OFFICER OR DIRECTOR              SHARES(1)        OWNERSHIP(1)   OUTSTANDING(2)
- - -------------------------------------------------  ---------        ------------   ------------
John F. Cogan, Jr................................  2,398,166(3)     Direct              9.6%
  60 State Street                                  1,304,526(4)     Indirect            5.3%
  Boston, MA 02109
Southeastern Asset Management, Inc...............  1,642,000(5)     Indirect            6.6%
  860 Ridgelake Boulevard
  Suite 301
  Memphis, TN 38120
Mercury Asset Management plc.....................  1,540,800(6)     Indirect            6.2%
  33 King William Street
  London, England
  EC4R 9AS
Philip L. Carret.................................      3,200        Direct              *
                                                     495,080(7)     Indirect            2.0%
Robert L. Butler.................................    318,705(3)(8)  Direct              1.3%
David D. Tripple.................................    277,790(3)     Direct              1.1%
Maurice Engleman.................................      4,000        Direct              *
John H. Valentine................................      4,000        Direct              *
Jaskaran S. Teja.................................      1,300(3)     Direct              *
William H. Smith, Jr.............................    221,485(3)     Direct              *
Alicja K. Malecka................................     28,700(3)     Direct              *
William H. Keough................................    156,030(3)     Direct              *
All directors and executive officers as a
  group (14 persons).............................  3,699,151(3)     Direct             14.3%
                                                   1,799,606(4)(7)  Indirect            7.3%

- - ---------------

  * Denotes ownership of less than 1% of outstanding shares of Common Stock.


[FN]
(1) The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, each stockholder referred to above has sole voting and investment power with respect to the shares listed.

(2) For purposes of this table, the number of shares of Common Stock of the Company is adjusted for each director and executive officer to include the number of shares of Common Stock into which any options held by such director or executive officer are exercisable on or before April 2, 1995.

(3) Includes shares of Common Stock that the listed person has the right to acquire under outstanding options, including 288,000 shares for Mr. Cogan, 183,000 shares for Mr. Butler, 183,000 shares for Mr. Tripple, 800 shares for Dr. Teja, 103,000 shares for Mr. Smith, 19,000 shares for Ms. Malecka, 127,000 shares for Mr. Keough and 1,025,800 shares for all directors and executive officers as a group.

(4) Includes an aggregate of 387,330 shares of Common Stock held in trusts with respect to which Mr. Cogan may be deemed to be a beneficial owner by reason of his interests as a beneficiary and/or position as a trustee, over which shares Mr. Cogan exercises shared voting and investment power. Also includes an aggregate of 917,196 shares held by voting trusts of which Mr. Cogan is the sole trustee.

(5) Consists of shares of Common Stock held by a variety of investment advisory clients of the stockholder. The stockholder exercises sole voting and investment power over 654,000 of such shares and shared voting and investment power over 988,000 of such shares. Based on information provided to the Company by the stockholder and information provided by the stockholder in Amendment No. 6 to Schedule 13G dated January 31, 1995.

(6) Consists of shares of Common Stock held by a variety of investment advisory clients, over which shares Mercury Asset Management plc exercises sole investment power but no voting power. Based on information provided by the stockholder in Amendment No. 2 to Schedule 13D dated February 22, 1995.

(7) Consists of 332,800 shares of Common Stock held in trust with respect to which Mr. Carret is one of three trustees sharing investment and voting power and is also a beneficiary and 162,280 shares of Common Stock held by clients of an investment advisory firm of which Mr. Carret is Founder Chairman.

(8) Includes 84,300 shares that Mr. Butler owns jointly with his wife.

                             ELECTION OF DIRECTORS

     The persons named in the proxy will vote to elect as directors the seven nominees named below, except with respect to any proxy marked against the election of one or more of the nominees. The Board of Directors has fixed the number of directors at seven and, accordingly, the proxy may be voted for only seven directors. All of the nominees are currently directors of the Company.

     Each nominee who is elected will hold office until the next annual meeting of stockholders and until his successor is elected and qualified. If a nominee becomes unavailable, the person acting under the proxy may vote the proxy for the election of a substitute. The Company does not anticipate that any of the nominees will be unavailable.

     The following table sets forth the name of each nominee, his age, the year in which he first became a director of the Company, other offices and positions, if any, which he holds with the Company or any significant subsidiary of the Company, or his principal occupation, and the names of other publicly-held or registered investment companies of which he serves as a trustee or director.

                                                                                     FIRST
              NAME, OFFICES AND POSITIONS WITH THE COMPANY,                         BECAME A
                  PRINCIPAL OCCUPATION AND DIRECTORSHIPS                    AGE     DIRECTOR
- - --------------------------------------------------------------------------  ---     --------
Robert L. Butler*.........................................................  54        1988
  Executive Vice President of the Company since 1985. President and director of Pioneer Funds Distributor, Inc. ("PFD") since 1989.
     Director of Pioneering Services Corporation ("PSC"), Pioneering
     Management Corporation ("PMC") and Pioneer International Corporation
     ("Pioneer International"). Member of Supervisory Board of Pioneer
     First Polish Trust Fund Joint Stock Company ("Pioneer Poland").
     Previously, Vice President of the National Association of Securities
     Dealers, Inc.
Philip L. Carret..........................................................  98        1962
  Founder Chairman of Carret & Company, Inc., a New York investment adviser. Trustee emeritus of certain of the registered investment companies in the Pioneer Family of Mutual Funds. Director of PMC.
John F. Cogan, Jr.*.......................................................  68        1962
  President of the Company since 1962. Chairman of PMC since 1993 and
     President of PMC from 1962 to 1993. Director of PMC since 1962.
     Chairman and director of PFD since 1989. Chairman, President and trustee or director of each of the 32 registered investment companies in the Pioneer Family of Mutual Funds. President and director of
     Pioneer International. Director of PSC and Pioneer Capital
     Corporation ("PCC"). Chairman and director of Teberebie Goldfields
     Limited. Member of Supervisory Board of Pioneer Poland. Chairman and
     partner of the Boston law firm, Hale and Dorr, counsel to the
     Company.
Maurice Engleman..........................................................  68        1979
  President of E.T. Software, a computer software distributor, since 1995.
     President of IMS Processing, Inc., a financial products service company, since 1990. President of FAX International, a computer software developer, since 1977. Principal of Maurice Engleman
     Associates, an insurance sales and service firm, Portland, Oregon.
Jaskaran S. Teja..........................................................  65        1994
  Senior Vice President of Pioneer International since 1992. Independent international consultant in financial services and corporate development from 1988 to 1992. Permanent Representative of India to the United Nations from 1986 to 1988. Secretary of Government of
     India, Ministry of External Affairs, from 1984 to 1986. Additional
     Secretary for Political Affairs, New Delhi, from 1981 to 1984. Indian
     Ambassador to Afghanistan from 1979 to 1981. Deputy Chief of Mission,
     Indian Embassy, Moscow, from 1977 to 1979. Joint Secretary for
     American Affairs, New Delhi, from 1972 to 1977.

                                                                                     FIRST
              NAME, OFFICES AND POSITIONS WITH THE COMPANY,                         BECAME A
                  PRINCIPAL OCCUPATION AND DIRECTORSHIPS                    AGE     DIRECTOR
- - --------------------------------------------------------------------------  ---     --------
David D. Tripple*.........................................................  51        1986
  Executive Vice President of the Company since 1986. President of PMC since 1993 and Chief Investment Officer and director of PMC since
     1986. Executive Vice President of PMC from 1986 to 1993. Executive
     Vice President and trustee or director of each of the 32 registered investment companies in the Pioneer Family of Mutual Funds.
     Previously, Assistant Chief Investment Officer of PMC. Director of
     PFD, PCC and Pioneer International. Member of Supervisory Board of
     Pioneer Poland.
John H. Valentine.........................................................  70        1985
  Director of Entrepreneurial Management of Health Policy Institute,
     Boston, Massachusetts, since 1991. Chairman of the Board of Boston
     University Medical Center Hospital, Boston, Massachusetts, since
     1992. President and Chief Executive Officer of Beech Hill Hospital,
     Inc., Dublin, New Hampshire, from 1980 to 1990. From 1975 to 1980, consultant to T.A. Associates, a manager of venture capital. From
     1972 to 1975, partner of Tucker Anthony & R.L. Day, a financial services firm. Trustee of Hurricane/ Island Outward Bound School and
     Thompson Island Outward Bound Education Center. Director of
     Visualization Technology, Inc. and M.D.I. Instruments. Director of
     PCC.

- - ---------------

* Member of the Executive Committee.

COMMITTEE MEETINGS

     The Compensation Committee of the Board of Directors, consisting of Messrs. Engleman and Valentine, met six times during 1994. This Committee determines the base salary and short and long-term incentives granted to the President, the named executive officers (as hereinafter defined) and certain other executives of the Company. Additionally, the Compensation Committee grants awards under the Company's stock option and restricted stock plans and otherwise administers such plans. The Compensation Committee also makes recommendations to the Board of Directors on any proposed plan or program which would benefit primarily the senior executive group.

     The Audit Committee of the Board of Directors consists of Messrs. Engleman and Valentine. The Audit Committee meets at least annually with the Company's independent accountants and periodically with the Company's internal auditing staff and oversees generally the financial controls and practices of the Company. The Audit Committee met two times during 1994.

     The Company does not have a nominating committee or committee serving a similar function. Nominations are made by and through the full Board of Directors.

DIRECTORS' MEETINGS AND FEES

     During 1994, the Board of Directors held four meetings. Each director attended at least 75% of the aggregate number of Board meetings and the meetings held by all committees on which he then served. The Company paid its non-management directors, Messrs. Carret, Engleman and Valentine, $5,000 for each Board meeting attended during 1994. Expenses for attending meetings are reimbursed. Management directors, Messrs. Cogan, Butler, Teja and Tripple, receive $500 per annum for their services as directors. For 1994, directors received aggregate fees of $67,000 and expense reimbursements of $31,000, including fees and expense reimbursements of $6,152 paid to James L. Spencer, a former director of the Company.

EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the compensation for each of the last three fiscal years of the Chief Executive Officer of the Company and the five other most highly compensated executive officers of the Company (such six executive officers are collectively referred to in this Proxy Statement as the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM COMPENSATION
                                                                       -------------------------
                                         ANNUAL COMPENSATION                    AWARDS
                                 -----------------------------------   -------------------------
                                                           OTHER                      SECURITIES
                                                           ANNUAL       RESTRICTED    UNDERLYING    ALL OTHER
        NAME AND                                          COMPEN-         STOCK        OPTIONS       COMPEN-
   PRINCIPAL POSITION    YEAR    SALARY($)   BONUS($)   SATION($)(1)   AWARDS($)(2)     (#)(3)     SATION($)(4)
- - ------------------------ ----    --------    --------   ------------   ------------   ----------   ------------
John F. Cogan, Jr.,      1994    $475,000    $500,000      $9,500          --           30,000       $ 30,000(5)
  President and Chief    1993    $475,000    $300,000      $6,667          --           40,000       $ 30,000(5)
  Executive Officer of   1992    $475,000    $200,000      $5,250          --            --          $ 30,000
  the Company and
  Chairman of PMC
David D. Tripple,        1994    $382,000    $458,400      $9,500        $ 72,105       12,500       $ 27,268(5)
  Executive Vice         1993    $382,000    $382,000      $6,667        $ 74,561       15,000       $ 27,268
  President of the       1992    $382,000    $191,000      $5,250        $ 74,422       40,000       $ 25,598
  Company and President
  and Chief Investment
  Officer of PMC
Robert L. Butler,        1994    $240,000    $211,250      $  500        $113,383       12,500       $ 30,000(5)
  Executive Vice         1993    $230,000    $225,000      $  500        $ 61,924       15,000       $ 30,000
  President of the       1992    $230,000    $160,000      $  500        $ 61,376       40,000       $ 30,000
  Company and President
  of PFD
William H. Smith, Jr.,   1994    $210,000    $191,750      --            $102,933       12,500       $ 30,000(5)
  Vice President of      1993    $210,000    $210,000      --            $ 51,308       15,000       $ 30,000
  the Company and        1992    $210,000    $125,000      --            $ 51,146       20,000       $ 30,000
  President of PSC
Alicja K. Malecka        1994    $180,000    $205,000      --            $ 64,790       27,500(7)    $ 22,505
  Vice President of      1993    $160,000    $140,000      --            $ 30,330        --          $  3,200
  the Company and        1992    $ 33,846    $ 10,000      --            $ 31,133       40,000         --
  President of Pioneer
  Poland(6)
William H. Keough,       1994    $225,000    $146,250      --            $ 78,375       12,500       $ 27,000(5)
  Senior Vice            1993    $210,000    $175,000      --            $ 51,308       15,000       $ 30,000
  President and          1992    $210,000    $150,000      --            $ 51,146       40,000       $ 30,000
  Chief Financial
  Officer
  of the Company and
  Treasurer of the
  Company and PMC

- - ---------------

(1) Represents amounts paid to management directors for their services as directors of the Company or as trustees or directors of the registered investment companies in the Pioneer Family of Mutual Funds.

(2) The number of unvested shares of Common Stock subject to, and the dollar value of, respectively, each named executive officer's restricted stock holdings as of December 30, 1994 are as follows: 0 and $0 for Mr. Cogan; 32,588 and $715,974 for Mr. Tripple; 24,500 and $538,265 for Mr. Butler;
    20,416 and $448,540 for Mr. Smith; 6,600 and $144,975 for Ms. Malecka; and 20,416 and $448,540 for Mr. Keough. The value of restricted stock holdings is based on the fair market value of the Common Stock on

    December 30, 1994 ($22.00) less the purchase price paid by the executive for such shares. Dividends will be paid on shares of restricted stock.

(3) Options granted prior to September 1, 1993 have been adjusted for the 2-for-1 stock split paid in the form of a stock dividend on September 1, 1993. Options granted prior to December 1, 1994 have been adjusted for the 2-for-1 stock split paid in the form of a stock dividend on December 9, 1994.

(4) Unless otherwise indicated, represents contributions by the Company to the Company's Retirement Benefit Plan.

(5) Represents a retirement contribution by the Company, some or all of which is outside of the Company's Retirement Benefit Plan.

(6) Ms. Malecka commenced employment with the Company in October 1992.

(7) Consists of options to purchase 12,500 and 15,000 shares granted as a component of Ms. Malecka's compensation for 1994 and 1993, respectively.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD ON EXECUTIVE COMPENSATION

     The Company's overall executive compensation program is designed to motivate, reward and retain the management talent needed to achieve its business objectives and maintain competitive positions in the investment management and gold mining industries. The Company's program does this by providing incentives to achieve short-term and long-term objectives, by rewarding exceptional performance and accomplishments that contribute to its businesses and by utilizing competitive base salaries and benefits that recognize a philosophy of career continuity.

     The Company's success is highly dependent upon favorable long-term investment performance of its mutual funds and other managed accounts as well as the continuing development of its gold mining operation. Therefore, incentive awards for executive officers are generally granted with an orientation toward long-term performance and may not fluctuate as greatly as year-to-year results. In keeping with this long-term view, retention of executive officers like those named in the table above is vital to the Company's competitive strength. Incentives for the Company's Chief Investment Officer, Mr. Tripple, are substantially tied to annual performance of assets under management.

     The philosophical basis of the compensation program is to pay for performance and the level of responsibility of an individual's position. It is important to encourage a performance-based environment that motivates individual performance by recognizing the past year's results and by providing incentives for further improvement in the future. Individual performance includes the ability to implement the Company's business plans as well as to react to unanticipated external factors that can have a significant impact on corporate performance. Compensation decisions for the President, the named executive officers and the Company's other executives are generally based on the same criteria.

     There are three major components of the Company's compensation program:
Base Salaries, Short-Term Awards, and Long-Term Incentive Awards.

  Base Salaries

     Competitive base salaries are vital to support the philosophy of management development and career orientation of executives and are consistent with the long-term nature of the Company's business. Base salaries and related periodic adjustments are derived primarily from annual reviews of competitive positioning (how the Company's salary structure for comparable positions compares with that of other relevant companies), business performance, and general economic factors. While there is no specific weighting of these factors, competitive positioning is the primary consideration in setting base salaries. Business and other economic factors such as net income and estimates of inflation are secondary considerations. Executive salaries also relate to the executive's performance, level of responsibility and experience.

     The Compensation Committee of the Board (the "Committee"), comprised of the undersigned, makes recommendations to the Board of Directors as to the base salary of the President and sets the salaries of the other named executive officers and certain other executives. The Committee met in December 1993 to recommend the 1994 salary for the President and to set the 1994 salaries for the other executive officers. As a general rule, any changes to approved salaries of executives are reviewed with the Committee before implementation.

     John F. Cogan, Jr. became President in 1962 and has over 30 years of service with the Company. His 1994 base salary was $475,000.1 Mr. Cogan's base salary reflects his extensive hands-on efforts to renew and reinvigorate the Company's investment management business, to oversee the continuing development of the Company's gold mining operations and to develop new businesses for the Company such as its mutual fund and financial services operation in Poland, its incipient powdered-metals and other operations in Russia, its Russian venture capital joint venture, its Siberian timber project, its real estate joint venture and its mutual fund management joint venture in India. These efforts have involved considerable travel and extraordinary personal contributions on a continuing basis.

  Short-Term Awards

     Short-term awards to executives are granted in cash bonuses, primarily to recognize contributions to the business during the past year. The specific bonus an executive receives is dependent on individual performance and level of responsibility. Assessment of an individual's relative performance is made annually based on a number of factors which include initiative, business judgment, technical expertise and management skills.

     The Committee met in December 1994 to approve 1994 bonuses for the President and certain other elected officers and executives. In this regard Mr. Cogan's 1994 bonus award reflects his leadership of, and other significant personal contributions to, the business in 1994. These contributions resulted in accomplishments including strong Company performance and the restructuring of various elements of the Company's business that are expected to enhance the Company's future performance. The Committee's determination was based on its subjective judgment regarding Mr. Cogan's overall contribution as President. Narrow quantitative measures or formulas are not viewed as sufficiently comprehensive for this purpose. The combination of Mr. Cogan's base salary and bonus was appropriate relative to chief executive officers of competitors, recognizing their relative sizes and business results.

  Long-Term Incentive Awards

     Long-term incentive awards provided by the stockholder-approved Restricted Stock Plan and Stock Option Plan are designed to develop and maintain strong management through share ownership and incentive awards.

- - ---------------

     1Mr. Cogan is also the Chairman and a partner of Hale and Dorr, counsel to the Company, to which the Company, the Company's subsidiaries and the registered investment companies in the Pioneer Family of Mutual Funds paid approximately $2,100,000 for legal fees in 1994. Fees paid to Hale and Dorr are not considered relevant to Mr. Cogan's compensation, although Mr. Cogan may participate in any law firm net income with respect to such fees. Mr. Cogan does not participate in the provision of any legal services to the Company, all of which are provided by other attorneys at market rates.

     The Committee believes that a significant portion of senior executives' compensation should be dependent on value created for the stockholders. Accordingly, the named executive officers and certain other executive officers received stock options, and the named executive officers, other than Mr. Cogan, received restricted stock awards in 1994. Restricted stock and option awards are excellent vehicles to focus executives on stockholder values by tying the executives' interests directly to the share price of the Company's Common Stock. Restricted stock awards vest at the rate of 40% after two years and 20% on each anniversary thereafter. Ten-year options are granted at the fair market value of the Company's Common Stock on the date of grant and become exercisable in 20% annual increments.

     Although the number of shares of restricted stock that the Committee grants to executive officers is based on individual performance (determined as described under "Short-Term Awards") and level of responsibility, the award level must be sufficient in size to provide a strong incentive for executives to work for long-term business interests and become significant owners of the business. Mr. Cogan, who was a member of the Committee until December 31, 1992, has never received such an award. The number of options currently held by an executive is not a factor in determining individual grants since such a factor would create an incentive to exercise options and sell the shares.

     Stock option awards are made by the Committee, which merged with the Stock Option Committee in 1993. Prior to such merger, while the Committee did not make stock option awards, the Committee considered the impact of such awards in the context of its overall compensation decisions.

  Compliance with Internal Revenue Code Section 162(m)

     The Company does not believe that Section 162(m) of the Internal Revenue Code, which disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the corporation's Chief Executive Officer and five other most highly compensated executive officers, will have a material effect on the Company. The Committee intends to periodically review the potential consequences of Section 162(m) and in the future may decide to structure the performance-based portion of its executive officer compensation to comply with certain exemptions provided in Section 162(m).

  Summary

     The Committee has the responsibility for ensuring that the Company's compensation programs continue to be in the best interest of its stockholders. The Committee consists of outside directors who are not eligible for awards under the Company's compensation programs. Compensation programs providing stock-based compensation to executives, such as the Restricted Stock Plan and the Stock Option Plan, are periodically submitted to stockholders for review and approval. The Company has had, and continues to have, appropriate and competitive compensation programs. The balance of a sound base salary position, competitive short-term bonus orientation, and emphasis on long-term incentives is the foundation which builds stability and supports the Company's business.


                                            Maurice Engleman
                                            John H. Valentine

COMPARATIVE STOCK PERFORMANCE

     The graph and table below compare the cumulative shareholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on the Russell 3000 Index and a peer group index consisting of 13 investment management companies (including the Company) for the same period (assuming the investment of $100 in the Company's Common Stock, the Russell 3000 Index and the peer group index on December 31, 1989 and reinvestment of all dividends). Measurement points are the last trading days of the years ended December 31, 1989, 1990, 1991, 1992, 1993 and 1994.

 MEASUREMENT PERIOD                   THE PIONEER     THE RUSSELL     PEER GROUP
 (FISCAL YEAR COVERED)                GROUP, INC.     3000 INDEX        INDEX
1989                                    100.00          100.00          100.00
1990                                     76.00           95.00           95.00
1991                                    121.00          127.00          172.00
1992                                    145.00          139.00          207.00
1993                                    262.00          154.00          287.00
1994                                    454.00          155.00          258.00

- - ---------------

     1 The Russell 3000 Index is composed of 3,000 large U.S. companies by market capitalization, representing approximately 98% of the dollar value of the U.S. equity market. The largest company in the Russell 3000 Index has a market value of approximately $80 billion and the smallest about $60 million.

     2 In addition to the Company, the peer group index consists of:
       Atalanta/Sosnoff Capital Corp., Bull & Bear Group, Inc., Colonial Group, Inc., Eaton Vance Corp., Franklin Resources, Inc., New England Investment, Oppenheimer Capital, L.P., T. Rowe Price Associates, Inc., SEI Corp., Thomson Advisory Group L.P., United Asset Management Corp., and Value Line, Inc. Dreyfus Corp., which was included in the peer group index in the Company's 1994 Proxy Statement, ceased to be publicly-traded during 1994.

OPTION GRANTS AND EXERCISES

     The following tables summarize option grants and exercises during fiscal year 1994 to or by the named executive officers and the value of the options held by such persons at the end of 1994.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                          INDIVIDUAL GRANTS                           POTENTIAL
                          --------------------------------------------------          REALIZABLE
                                         PERCENT                                   VALUE AT ASSUMED
                          NUMBER OF      OF TOTAL                                    ANNUAL RATES
                          SECURITIES     OPTIONS                                    OF STOCK PRICE
                          UNDERLYING    GRANTED TO    EXERCISE                     APPRECIATION FOR
                           OPTIONS      EMPLOYEES     OR BASE                       OPTION TERM(1)
                           GRANTED      IN FISCAL      PRICE      EXPIRATION    ----------------------
          NAME              (#)(2)         YEAR        ($/SH)        DATE        5%($)        10%($)
- - ------------------------  ----------    ----------    --------    ----------    --------    ----------
John F. Cogan, Jr.......    30,000        15.67%      $ 21.25       1/22/05     $405,141    $1,029,196
David D. Tripple........    12,500         6.53%      $ 21.25       1/22/05     $168,813    $  428,832
Robert L. Butler........    12,500         6.53%      $ 21.25       1/22/05     $168,813    $  428,832
William H. Smith, Jr....    12,500         6.53%      $ 21.25       1/22/05     $168,813    $  428,832
Alicja K. Malecka.......    12,500         6.53%      $ 21.25       1/22/05     $168,813    $  428,832
                            15,000         7.83%      $15.875        3/4/04     $151,336    $  384,435
William H. Keough.......    12,500         6.53%      $ 21.25       1/22/05     $168,813    $  428,832

- - --------------
(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the dates the respective options were granted to their expiration dates. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the dates on which the options are exercised.

(2) Each option becomes exercisable in five equal annual installments beginning one year after the date of grant. The Company has never granted stock appreciation rights.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                          NUMBER OF
                                                    SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                          SHARES                   UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS
                        ACQUIRED ON    VALUE         FISCAL YEAR-END(#)         AT FISCAL YEAR-END($)(1)
                         EXERCISE     REALIZED   ---------------------------   ---------------------------
         NAME               (#)         ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- - ----------------------- -----------   --------   -----------   -------------   -----------   -------------
John F. Cogan, Jr......      --          --        268,000        102,000      $4,523,750     $ 1,055,000
David D. Tripple.......      --          --        167,000         80,500      $2,905,250     $ 1,057,875
Robert L. Butler.......      --          --        167,000         80,500      $2,905,250     $ 1,057,875
William H. Smith,
  Jr...................    16,000     $251,000      91,000         60,500      $1,574,500     $   736,125
Alicja K. Malecka......      --          --         16,000         51,500      $  254,000     $   482,250
William H. Keough......      --          --        115,000         72,500      $1,979,000     $   915,375

- - ---------------

(1) Based on the fair market value of the Common Stock on December 30, 1994 ($22.00) less the option exercise price.


CERTAIN TRANSACTIONS

     Through 1991, Frank M. Polestra, President of PCC (the Company's venture capital subsidiary), co-invested with PCC in many of its investments, and the Company loaned Mr. Polestra a total of $255,000 to make these co-investments. Each loan has been evidenced by a promissory note given by Mr. Polestra to the Company and secured by the securities represented by Mr. Polestra's co-investment. The Company has made no such loans to Mr. Polestra since 1991. The unpaid balance of these notes in December 1993 ($109,340) was consolidated into a single note (the "Note") secured by five of Mr. Polestra's co-investments (market value of $114,042 at year-end 1994). The unpaid balance of the Note on February 1, 1995 was $109,340. The Note, which bears no interest, is repayable on January 1, 2001, or on demand if (i) Mr. Polestra terminates his employment with PCC or sells or transfers his investments securing the Note; or (ii) PCC sells its related investment(s).

     Mr. Cogan, President and Chief Executive Officer of the Company, is the Chairman and a partner of Hale and Dorr, counsel to the Company, and Joseph P. Barri, Secretary of the Company, is a partner of Hale and Dorr. The Company and its subsidiaries and the registered investment companies in the Pioneer Family of Mutual Funds paid an aggregate of approximately $2,100,000 in legal fees to Hale and Dorr in 1994.

         APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

     On January 26, 1995, the Board of Directors adopted, subject to stockholder approval, an amendment to the Company's Restated Certificate of Incorporation providing for an increase in the authorized number of shares of Common Stock from 33,000,000 shares to 60,000,000 shares (the "Charter Amendment"). As of March 1, 1995, the Company had a total of 24,791,028 shares of Common Stock outstanding, and 1,601,500 shares reserved for future issuance under its stock option, restricted stock and employee stock purchase plans. The number of shares outstanding and available for issuance under the Company's stock option and restricted stock plans has been adjusted to reflect a 2-for-1 stock split effected by the Company in September 1993 and a 2-for-1 stock split effected by the Company in December 1994, each in the form of a stock dividend.

     If the Charter Amendment is approved, the additional authorized shares of Common Stock would be available for issuance in the future for corporate purposes, including without limitation, financings, acquisitions, stock splits, stock dividends and management incentive and employee benefit plans, as the Board may deem advisable, without the necessity of further stockholder action. The issuance of additional shares of Common Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, would have the effect of diluting the Company's current stockholders and could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. Other than in connection with its existing stock option and restricted stock plans, and, if approved by the stockholders at the Annual Meeting, the 1995 Restricted Stock Plan and 1995 Employee Stock Purchase Plan, the Company has no present intention or plans to issue any shares of Common Stock. The Company is not aware of any attempts on the part of a third party to effect a change of control of the Company, and the Charter Amendment has been proposed by the Company for the reasons stated above and not for any possible anti-takeover effects it may have.

  Recommendation of the Board of Directors

     The Board of Directors believes that the Charter Amendment is in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR this proposal.

               APPROVAL OF THE 1995 EMPLOYEE STOCK PURCHASE PLAN

     On January 26, 1995, the Board of Directors adopted, subject to stockholder approval, the Company's 1995 Employee Stock Purchase Plan (the "1995 Purchase Plan"). The Board of Directors believes that the opportunity to acquire shares of Common Stock through participation in the 1995 Purchase Plan will help the Company attract, retain and motivate employees. The Company is authorized to issue up to 500,000 shares of Common Stock under the 1995 Purchase Plan (subject to adjustment for certain changes in the Company's capitalization, such as a stock split or stock dividend). The following is a summary of certain provisions of the 1995 Purchase Plan. This summary is qualified by reference to the full text of the plan, a copy of which the Company will provide upon written or oral request of any stockholder.

  Eligibility

     Each employee of the Company and its eligible subsidiaries, including an officer or director who is also an employee, is eligible to participate in the 1995 Purchase Plan, provided he or she (i) is employed by the Company or any eligible subsidiary on the applicable offering commencement date, (ii) is regularly employed by the Company or any eligible subsidiary for 20 or more hours per week and for more than five months in a calendar year and (iii) has been employed by the Company or any eligible subsidiary for at least three months prior to enrolling in the 1995 Purchase Plan.

     As of March 1, 1995, approximately 536 employees of the Company were eligible to participate in the 1995 Purchase Plan. The Company has not yet determined which, if any, of its subsidiaries will be eligible to participate in the 1995 Purchase Plan. To date, no shares have been issued under the 1995 Purchase Plan. Since participation in the 1995 Purchase Plan is voluntary, the Company cannot now determine the number of shares to be issued under the 1995 Purchase Plan to any particular eligible employee or group of employees.

  Administration

     The 1995 Purchase Plan will be administered by the Board of Directors of the Company and the Compensation Committee of the Board of Directors (the "Committee"). Subject to the conditions set forth in the 1995 Purchase Plan, the Board and the Committee may each establish rules and regulations for the administration of the 1995 Purchase Plan.

  Amendment and Termination

     The Board of Directors may at any time terminate or amend the 1995 Purchase Plan in any respect, provided that no such amendment may be made without prior approval of the stockholders of the Company if such approval is required by Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and in no event may any amendment be made that would cause the 1995 Purchase Plan to fail to comply with Section 16 of the Exchange Act and the rules promulgated thereunder or Section 423 of the Code.

  Purchase of Shares

     The 1995 Purchase Plan will be implemented through one or more offerings, each approximately six months in length beginning on the first business day of each January and July during the term of the 1995 Purchase Plan (provided that the Board may specify a shorter or longer offering period of twelve months or less). The first offering under the 1995 Purchase Plan will begin on July 3, 1995. During each offering, an employee may elect to have an even whole number percentage from 2% to up to 10% withheld from his or her base pay for purposes of purchasing shares under the 1995 Purchase Plan, subject to certain limitations on the maximum number of shares that may be purchased. The price at which shares may be purchased during each offering will be the lower of (i) 85% of the closing price of the Common Stock as reported on the Nasdaq National Market on the date that the offering commences or (ii) 85% of the closing price of the Common Stock as reported on the Nasdaq National Market on the date that the offering terminates. On March 1, 1995, the closing price of the Common Stock as reported on the Nasdaq National Market was $19.50.

     Rights to purchase shares under the 1995 Purchase Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee. The 1995 Purchase Plan contains provisions relating to the disposition of rights to purchase shares under such plan in the event of certain mergers or consolidations involving the Company.

  Federal Income Tax Consequences

     The 1995 Purchase Plan is intended to qualify as an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Code, which provides that the participant does not have to pay any federal income tax upon joining the 1995 Purchase Plan or when an offering ends and he or she receives shares of Common Stock. The participant is, however, required to pay federal income tax on the difference, if any, between the price at which he or she sells the shares and the price that he or she paid for them. If the participant has owned the shares for more than one year and disposes of them at least two years after the date the offering commenced, he or she will be taxed as follows. If the sale price of the shares is equal to or less than the price paid for the shares under the 1995 Purchase Plan, the participant will incur a long-term capital loss in the amount equal to the price paid over the sale price. If the sale price is higher than the price paid under the 1995 Purchase Plan, the participant will recognize ordinary income in an amount equal to the lesser of (i) the market price of the shares on the day the offering commenced over the price paid or
(ii) the excess of the sale price over the price paid. Any further gain is treated as a long-term capital gain.

     If the employee sells the shares before he or she has owned them for more than one year or before the expiration of a two-year period commencing on the day the offering period commenced, the employee will have to recognize ordinary income on the amount of the difference between the purchase price and the market price of the shares on the date of purchase and the Company will receive an expense deduction for the same amount. The employee will recognize a capital gain or loss (long or short-term, depending on the period the employee has owned the shares) for the difference between the sale price and the market price on the date of purchase. Other than as described above, the Company will not be entitled to a tax deduction upon the purchase or sale of shares under the 1995 Purchase Plan.

  Recommendation of the Board of Directors

     The Board of Directors believes that the approval of the 1995 Employee Stock Purchase Plan is in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR this proposal.

                   APPROVAL OF THE 1995 RESTRICTED STOCK PLAN

     Management believes that restricted stock awards, which have been a component of the Company's executive compensation program for more than 15 years, have been of significant value to the Company in attracting and retaining key personnel. The Company's prior restricted stock plan expired in January 1995. Accordingly, on January 26, 1995, the Board of Directors adopted, subject to stockholder approval, the Company's 1995 Restricted Stock Plan (the "1995 Plan") to continue to provide incentives to selected key personnel of the Company and its subsidiaries who contribute or are expected to contribute materially to the success of the Company.

     The Company is authorized to award to eligible employees up to 600,000 restricted shares of Common Stock under the 1995 Plan (subject to adjustment for certain changes in the Company's capitalization, such as a stock split or stock dividend). The following is a summary of certain provisions of the 1995 Plan. This summary is qualified by reference to the full text of the plan, a copy of which the Company will provide upon written or oral request of any stockholder.

  Eligibility

     Awards of restricted stock under the 1995 Plan may be made only to persons determined by the Board of Directors or the Committee to be key full-time employees of the Company or any of its subsidiaries, including officers and directors who are also eligible employees. To date, no shares have been issued under the 1995 Plan. Because awards of restricted stock under the 1995 Plan are discretionary, the Company cannot now determine the number of shares to be issued under the 1995 Plan to any particular eligible employee or group of employees.

  Administration

     The 1995 Plan will be administered by the Board of Directors of the Company and the Committee. Subject to the conditions set forth in the 1995 Plan, the Board of Directors and the Committee may each establish rules and regulations relating to the 1995 Plan, select the recipients of awards under the 1995 Plan, determine the conditions of each award and otherwise administer such plan.

  Amendment and Termination

     The 1995 Plan may at any time be terminated, modified or amended by a majority vote of the stockholders of the Company. The Board of Directors may at any time terminate, modify or amend the 1995 Plan in any respect, except that without stockholder approval, the Board of Directors may not make any modification or amendment which would (i) cause the 1995 Plan to no longer comply with Rule 16b-3 or (ii) require stockholder approval under any applicable listing requirement. The termination or any modification or amendment of the 1995 Plan shall not, without the consent of a recipient of an award, affect his or her rights under an award previously made to him or her. With the consent of the recipient of the award, the Board of Directors may amend outstanding awards in a manner not inconsistent with the 1995 Plan. The Board of Directors has the right to amend or modify the terms and provisions of the 1995 Plan and of any outstanding award to the extent necessary to ensure the qualification of the 1995 Plan under Rule 16b-3. The 1995 Plan provides that unless it is sooner terminated by the Board of Directors or the stockholders of the Company, no awards may be granted after the earlier of (x) January 25, 2005 or (y) the date on which all shares available for issuance shall have been issued pursuant to the final vesting of awards under the plan. If the date of termination is determined under (x) above, then awards outstanding on such date shall continue to remain in effect in accordance with their terms.

  Purchase Price and Forfeiture Provisions

     The Board of Directors or the Committee administering the 1995 Plan will determine the price at which shares of Common Stock will be sold to participants under the 1995 Plan, which may not be less than the par value of the Common Stock. Awards under the 1995 Plan that the Board or the Committee intends to qualify as incentive-based compensation under Section 162(m) of the Code may not be granted at a purchase price less than the fair market value of the Common Stock on the date of award. All other awards may be granted at a price that may be less than, equal to or greater than the fair market value of the Common Stock on the date of award. The purchase price will in most cases be nominal (equal to the par value of $.10 per share), and may vary among participants. The maximum number of shares that may be issued under the 1995 Plan to any person in any calendar year is 50,000.

     Shares purchased under the 1995 Plan are subject, for the period set forth in the document evidencing the applicable restricted stock award (the "Restricted Period"), to certain restrictions upon transfer and provisions relating to forfeiture in the event of termination of employment. If the employment of a recipient of an award is terminated prior to the end of the Restricted Period for any reason other than death, Disability or Retirement (as defined in the 1995 Plan), all shares of Common Stock covered by the award shall be offered promptly for resale by the recipient to the Company at the original purchase price per share. If the employment of a recipient is terminated by death, Disability or Retirement within the Restricted Period, the awarded shares may be retained by the recipient or his or her estate without further restriction under the 1995 Plan, unless the recipient violates any non-competition or non-solicitation provision contained in the plan.

     The Company may, in its discretion, waive its right to repurchase any shares which become forfeitable under the 1995 Plan. In addition, the Company may impose upon the recipient of an award such other restrictions on the shares awarded under the 1995 Plan as the Board of Directors may deem advisable and in the best interests of the Company. The 1995 Plan provides for the immediate termination of restrictions upon transfer and forfeiture provisions upon a Change in Control (as defined in the 1995 Plan). During the Restricted Period, the recipient retains the right to vote the shares and receive dividends on the shares.

  Federal Income Tax Consequences

     Neither the Company nor the recipient of a restricted stock award will realize any federal income tax consequences at the time any award is granted under the 1995 Plan unless the recipient makes an election under Section 83(b) of the Code. If the recipient makes a Section 83(b) election within 30 days of the date of grant, then he or she will recognize ordinary income, for the year in which the award is received, in an amount equal to the difference between the fair market value of the Common Stock at the time the award is made and the purchase price for the Common Stock. If the Section 83(b) election is not made, the recipient will recognize ordinary income, at the time that the forfeiture provisions and restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at that time and the original purchase price per share. Upon a sale of the Common Stock acquired pursuant to a restricted stock award, the recipient will recognize a capital gain or loss on the difference between his or her basis (the price paid plus any ordinary income previously recognized) and the sales price. If the recipient holds the stock for more than one year after vesting, he or she will recognize a long-term capital gain or loss. The Company will be entitled to deduct, as compensation expense, the same amount as the employee shall include as ordinary income, subject to Section 162(m) of the Code, and such deduction shall take place in the Company's tax year that includes the last day (generally December
31) of the employee's tax year in which the income is recorded for Federal income tax purposes.

  Recommendation of the Board of Directors

     The Board of Directors believes that the approval of the 1995 Restricted Stock Plan is in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR this proposal.

                      SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company, subject to ratification by the stockholders, has selected the firm of Arthur Andersen LLP, independent accountants, as accountants of the Company for the year ending December 31, 1995. Arthur Andersen LLP has acted as the Company's accountants since 1979.

     Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

     If the stockholders do not ratify the selection of Arthur Andersen LLP as the Company's independent accountants, the selection of such accountants will be reconsidered by the Board of Directors.

                             STOCKHOLDER PROPOSALS

     The Company will consider appropriate stockholder proposals for inclusion on the agenda of its 1996 Annual Meeting of Stockholders if such proposals are submitted on or before December 1, 1995. Such proposals must be in writing and should be submitted to the attention of the Chief Financial Officer of the Company, 60 State Street, Boston, Massachusetts 02109.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their judgment.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names and the Company will reimburse them for their out-of-pocket expenses in this regard.

                                            By order of the Board of Directors,

                                            JOSEPH P. BARRI, Secretary

March 31, 1995

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                           THE PIONEER GROUP, INC.

                      1995 EMPLOYEE STOCK PURCHASE PLAN


        The purpose of this Plan is to provide eligible employees of The Pioneer Group, Inc. (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, $.10 par value (the "Common Stock"), commencing on July 3, 1995. Five hundred thousand (500,000) shares of Common Stock in the aggregate have been approved for this purpose.

        1. ADMINISTRATION. The Plan will be administered by the Company's Board of Directors (the "Board") or by a Committee appointed by the Board (the "Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

        2. ELIGIBILITY. Participation in the Plan will neither be permitted nor denied contrary to the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a "Designated Subsidiary"), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

             (a) they are regularly employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

             (b) they have been employed by the Company or a Designated Subsidiary for at least three (3) months prior to enrolling in the Plan; and

             (c) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

        No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

        3. OFFERINGS. The Company will make one or more offerings ("Offerings") to employees to purchase stock under this Plan. Offerings will begin on each January 1 and July 1, or the first business day thereafter (the "Offering Commencement Dates"), the first such Offering Commencement Date being July 3, 1995. Each Offering Commencement Date will begin a six month period (a "Plan Period") during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings.

        4. PARTICIPATION. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee's appropriate payroll office at least 30 days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term "Compensation" means the amount of money reportable as base earnings on the employee's Federal Income Tax Withholding Statement, excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee's Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.

        5. DEDUCTIONS. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 10% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. Payroll deductions may be at the rate of 2%, 4%, 6%, 8% or 10% of Compensation with any change in compensation during the Plan Period to result in an automatic corresponding change in the dollar amount withheld.

        No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other stock purchase plan of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

        6. DEDUCTION CHANGES. An employee may decrease or discontinue his payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form. However, an employee may not increase his payroll deduction during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

        7. INTEREST. Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

        8. WITHDRAWAL OF FUNDS. An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee's account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee, except that employees who are also directors or officers of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules promulgated there under may not participate again for a period of at least six months as provided in Rule 16b-3(d)(2)(i) or any successor provision.

        9. PURCHASE OF SHARES. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option ("Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, such number of whole shares of Common Stock of the Company reserved for the purposes of the Plan as does not exceed the number of shares determined by dividing 10% of such employee's annualized Compensation for the immediately prior six-month period by the price determined in accordance with the formula set forth in the following paragraph but using the closing price on the Offering Commencement Date of such Plan Period.

        The purchase price for each share purchased will be 85% of the closing price of the Common Stock on (i) the first business day of such Plan Period or (ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in THE WALL STREET JOURNAL. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

        Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for pursuant to the formula set forth above (but not in excess of the maximum number determined in the manner set forth above).

        Any balance remaining in an employee's payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee's payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee's account shall be refunded.

        10. ISSUANCE OF CERTIFICATES. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company's sole discretion) in the street name of a brokerage firm, bank or other nominee holder designated by the employee.

        11. RIGHTS ON RETIREMENT, DEATH OR TERMINATION OF EMPLOYMENT. In the event of a participating employee's termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee's account shall be paid to the employee or, in the event of the employee's death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

        12. OPTIONEES NOT STOCKHOLDERS. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

        13. RIGHTS NOT TRANSFERABLE. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

        14. APPLICATION OF FUNDS. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

        15. ADJUSTMENT IN CASE OF CHANGES AFFECTING COMMON STOCK. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

        16. MERGER. If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation ("Continuity of Control"), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger, and the Committee shall take such steps in connection with such merger as the Committee shall deem necessary to assure that the provisions of Paragraph 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

        In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten
(10) days preceding the effective date of such transaction.

        17. AMENDMENT OF THE PLAN. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code or by Rule 16b-3 under the Exchange Act, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 16 of the Exchange Act and the rules promulgated thereunder, as in effect from time to time, or
Section 423 of the Code.

        18. INSUFFICIENT SHARES. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis.

        19. TERMINATION OF THE PLAN. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

        20. GOVERNMENTAL REGULATIONS. The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

        The Plan shall be governed by Massachusetts law except to the extent that such law is preempted by federal law.

        The Plan is intended to comply with the provisions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. Any provision inconsistent with such Rule shall to that extent be inoperative and shall not affect the validity of the Plan.

        21. ISSUANCE OF SHARES. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

        22. NOTIFICATION UPON SALE OF SHARES. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

        23. EFFECTIVE DATE AND APPROVAL OF SHAREHOLDERS. The Plan shall take effect on July 3, 1995 subject to approval by the shareholders of the Company as required by Rule 16b-3 under the Exchange Act and by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

                                       Adopted by the Board of Directors
                                       on January 26, 1995

                           THE PIONEER GROUP, INC.
                          1995 RESTRICTED STOCK PLAN


1.      PURPOSE.

        The purpose of the 1995 Restricted Stock Plan (the "Plan") is to secure for The Pioneer Group, Inc. (the "Company") and its shareholders the benefits arising from capital stock ownership by key employees of the Company who have contributed and are expected to contribute to the Company's future growth and success. Except where the context otherwise requires, the term "Company" shall include any subsidiaries of the Company. For purposes of the Plan, the term "subsidiary" means a corporation fifty percent (50%) or more of whose voting securities are directly or indirectly owned by the Company.

2.      ADMINISTRATION AND AWARDS.

        (a) Administration. Awards (as defined below) granted pursuant to the Plan shall be authorized by action of the Board of Directors of the Company and shall meet the requirements of Section 5 of the Plan. The Plan shall be administered by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board of Directors may in its sole discretion make awards for the purchase of shares of the Company's common stock, $.10 par value per share ("Common Stock"), pursuant to Section 5. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective Awards, and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective Awards, which need not be identical, and to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination made in good faith. The Board of Directors may, to the full extent permitted by or consistent with law or regulation (including without limitation Rule 16b-3 of the Securities Exchange Act of 1934 or any successor rule ("Rule 16b- 3")), delegate any or all of its powers under the Plan to a committee (the "Committee") appointed by the Board of Directors, and if the Committee is so appointed all references to the Board of Directors in the Plan shall mean and relate to such Committee. In addition, to the full extent permitted by or consistent with law or regulation (including without limitation Rule 16b-3), the Board of Directors or such Committee may delegate authority to the President of the Company to make Awards to employees of the Company who are not officers or directors of the Company.

        (b) Grant of Awards to Directors. The selection of a director as a participant and the size of an Award to such director shall be determined by the Board of Directors, of which a majority, as well as a majority of the directors acting in the matter, shall be "disinterested persons" (as hereinafter defined). For the purposes of the Plan, a director shall be deemed to be "disinterested" only if such person qualifies as a "disinterested person" within the meaning of Rule 16b-3 as such term is interpreted from time to time.

3.      ELIGIBILITY.

        Awards under the Plan may be made only to persons who are determined by the Board of Directors to be key employees of the Company. The term "employees" shall include officers and directors who are full-time employees of the Company as well as other full-time employees of the Company.

4.      STOCK SUBJECT TO PLAN.

        Subject to adjustment as provided in Section 8 below, the maximum number of shares of Common Stock of the Company which may be issued and sold under the Plan is 600,000 shares, provided that the maximum number of shares that may be issued under the Plan to any person in any calendar year shall not exceed 50,000 shares. Such shares may be (i) authorized and unissued shares or
(ii) issued and thereafter acquired by the Company or (iii) subject to the requirements of 16b-3, tendered back to the Company or withheld by the Company for tax withholding obligations pursuant to Section 12. Any shares of Common Stock subject to an Award which are not purchased by the recipient of the Award, or which are purchased by the recipient of the Award but later repurchased by the Company in accordance with the terms of the Award or the Plan, shall again be available for purposes of the Plan.

5.      AWARDS.

        (a) Restricted Stock Award. A restricted stock award ("Award") shall consist of the sale and issuance by the Company of shares of Common Stock, and purchase by the recipient of such shares, subject to the terms, conditions and restrictions described in the document evidencing the Award and in this Plan.

        (b) Execution of Agreement. As a condition to an Award under the Plan, each recipient of an Award shall execute an agreement in such form, which may differ among recipients, as shall be specified by the Board of Directors at the time of such Award.

        (c) Price. The Board of Directors shall determine the price, if any, at which shares of Common Stock shall be awarded to recipients under the Plan, provided that such price shall in no event be less than the par value of the Common Stock. The purchase price may vary among the participants. The Board of

Directors may, in its discretion, issue shares under the Plan at a purchase price below the then fair market value. If a purchase price is required to be paid, it shall be paid in cash or by check payable to the order of the Company at the time that the Award is accepted by the recipient.

        (d) Number of Shares. The Award shall specify the number of shares of Common Stock granted thereunder.

        (e) Ownership of Shares. Each recipient of an Award shall have, after delivery to him or her or to an escrow agent (the "Escrow Agent") on his or her behalf of a certificate or certificates for the number of shares of Common Stock awarded, absolute ownership of such shares including the right to vote them and to receive dividends on the shares, subject, however, to the risk of forfeiture and the terms, conditions and restrictions described in the Plan and in the instrument evidencing the grant of the Award.

        (f) Restrictions on Transfer. In addition to such other terms, conditions and restrictions upon Awards as shall be imposed by the Board of Directors, all shares issued pursuant to an Award shall be subject to the following restrictions:

             (1) All shares of Common Stock subject to an Award (including any shares issued pursuant to paragraph (g) of this Section 5) shall be subject to certain restrictions on disposition and obligations of resale to the Company as provided in subparagraph (2) below for the period specified in the document evidencing the Award, and shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of until such restrictions lapse. The period during which such restrictions are applicable is referred to as the "Restricted Period".

             (2) In the event that a recipient's employment with the Company is terminated within the Restricted Period, whether such termination is voluntary or involuntary, with or without cause, for any reason other than death, Disability or Retirement (except as provided in Section (f)(3) below) (as such terms are defined below) of the recipient, the Company shall have the right and option for a period of ninety (90) days following such termination of employment to elect to buy for cash that number of the shares of Common Stock purchased under the Award as to which the restrictions on transfer and the forfeiture provisions contained in the Award had not lapsed at the time of such termination, at a price equal to the price per share originally paid by the recipient. If such termination of employment occurs within the Restricted Period, and there are less than ninety (90) days remaining in the Restricted Period, the prohibition against any sale, assignment, transfer or other disposition of the recipient's Common Stock, provided in subparagraph (f)(1) of this Section 5, shall continue to apply until the expiration of the Company's 90- day option period set forth in this subparagraph (f)(2).

           (3) If such recipient's employment is terminated within the Restricted Period by reason of his or her death, Disability or Retirement (except as provided below), the Company's right to repurchase shares issued to such recipient under the Plan shall cease and terminate at the time of such death, Disability or Retirement; and such shares, from and after the date of such death, Disability or Retirement, shall no longer be restricted by the provisions of subparagraph (f)(1) of this Section 5 and may thereafter, subject to compliance with law, be sold, assigned, transferred or otherwise disposed of during the balance of the Restricted Period. For purposes of this Plan, "Disability" shall have the meaning set forth in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended. "Retirement" shall mean termination of employment after reaching the age 65, provided that such termination shall not be for cause (as determined in good faith by the Board of Directors of the Company or the Committee). Notwithstanding the foregoing, a recipient who after Retirement or Disability, directly or indirectly, (a) competes with the business of the Company as an individual proprietor, officer, director, shareholder, partner, joint venturer, employee, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than five percent (5%) of the total outstanding stock of a publicly held company); or (b) recruits or other solicits or induces employees of the Company to terminate their employment with, or otherwise cease their relationships with, the Company, or (c) contracts, services or approaches any customer or account which was a customer or account of the Company during the last year of the recipient's employment by the Company, shall be deemed to have terminated employment for purposes of this Plan otherwise than by means of Retirement or Disability, on the later of (i) the date of the recipient's Retirement or Disability or (ii) the date determined by the Company to have been the date such activity commenced. As used herein, "business of the Company" shall refer to its business as described in the most recent Annual Report of the Company on Form 10-K filed with the Securities and Exchange Commission prior to the commencement by the recipient of any activity referred to in the preceding sentence. If this provision against competition is found by any court to be unreasonable, because it is (or any party of it is) too broad, then such provision shall nevertheless remain effective, but shall be considered amended to such extent (such as time, area or line of business) as may be considered reasonable by such court, and as so amended then shall be enforced.

           (4) Notwithstanding subparagraphs (1), (2) and (3) above, the Board of Directors may, in its discretion, either at the time that an Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock upon the occurrence of any of the events described in this Section 5(f) or remove or modify any part or all of the restrictions. In addition, the Board of Directors may, in its discretion, impose upon the recipient of an Award at the time of such Award, such other restrictions on any shares of Common Stock issued pursuant to such Award as the Board may deem advisable and in the best interests of the Company and its shareholders.

        (g) Additional Shares. Any shares received by a recipient of an Award as a stock dividend on, or as a result of stock splits, combinations, exchanges of shares, reorganizations, mergers, consolidations or otherwise with respect to, shares of Common Stock received pursuant to such Award shall have the same status and shall bear the same restrictions, all on a proportionate basis, as the shares initially purchased pursuant to such Award.

        (h) Transfers in Breach of Award; Repurchased Shares. If any transfer of shares purchased pursuant to an Award is made or attempted contrary to the terms of the Plan and of such Award, the Board of Directors shall have the right to purchase those shares for the account of the Company from the owner thereof or his transferee at any time before or after the transfer at the price paid for such shares by the person to whom they were awarded under the Plan. In addition to any other legal or equitable remedies which it may have, the Company may enforce its rights by specific performance to the extent permitted by law. The Company may refuse for any purpose to recognize as a shareholder of the Company any transferee who receives any shares contrary to the provisions of the Plan and the applicable Award, and the Company may retain and/or recover all dividends on such shares which were paid or payable subsequent to the date on which the prohibited transfer was made or attempted. Any shares which the Board of Directors elects to repurchase under the Plan for the account of the Company shall be tendered to the Company by the delivery of certificates therefor, duly endorsed in blank, at the Company's principal office on the date and at the time specified by the Board of Directors.
Payment for repurchased shares shall be made by the Company at the time of delivery of the certificate(s) representing the repurchased shares.

        (i) Resale Restrictions. Certain officers of the Company, who may be deemed to be "affiliates", may resell shares of the Company's Common Stock purchased under the Plan only subject to certain restrictions imposed by the Securities Act of 1933 and Rule 144 promulgated thereunder. In addition, in order to obtain the benefits of Rule 16b-3, certain officers of the Company, who may be deemed to be "insiders" under Rule 16b-3 may not sell any shares of the Company's Common Stock for at least six months after the date an award is granted. Any officer purchasing shares under the Plan should consult with legal counsel prior to doing so.

        (j) Additional Award Provisions. The Board of Directors may, in its sole discretion, include additional provisions in any Award granted under the Plan.

6.      GENERAL RESTRICTIONS.

        (a) Investment Representations. The Company may require any person to whom an Award is made, as a condition of purchasing the shares subject to such Award or exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the Award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws. Certificates for shares of Common Stock delivered pursuant to Awards shall bear the following legend:

                   "The shares of Common Stock represented by this certificate are subject to forfeiture, prohibition against transfer or assignment and certain other restrictions set forth in the 1995 Restricted Stock Plan of The Pioneer Group, Inc. and in the Restricted Stock Award dated as of _____________ granted by The Pioneer Group, Inc. to the owner of this certificate. A copy of the 1995 Restricted Stock Plan and the above-described Restricted Stock Award are available for inspection, without charge, at the offices of The Pioneer Group, Inc."

        (b) Compliance with Securities Laws. Each Award shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Award may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualifications.

7.      RIGHTS AS A SHAREHOLDER.

        The recipient of an Award shall have no rights as a shareholder with respect to any shares covered by the Award until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

8.      ADJUSTMENT PROVISIONS.

        (a) If the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, or if the Company shall distribute any substantial amount of its assets with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in the maximum number and kind of shares identified in
Section 4 of the Plan.

        (b) Adjustments under this Section 8 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

9.      NO SPECIAL EMPLOYMENT RIGHTS.

        Nothing contained in the Plan or in any Award shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the recipient. Whether an authorized leave of absence, or absence, or absence in military or government service shall constitute termination of employment shall be determined by the Company at the time of such absence.

10.     OTHER EMPLOYEE BENEFITS.

        The value of an Award granted to an employee or the sale of shares received pursuant to an Award will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

11.     AMENDMENT OF THE PLAN.

        The Plan may at any time be terminated, modified or amended by the holders of a majority of the then outstanding voting shares of the Company.
The Board of Directors may at any time, and from time to time, terminate, modify or amend the Plan in any respect, except that without the approval of the shareholders of the Company the Board of Directors may not make any amendment which would (i) cause the Plan to no longer comply with Rule 16b-3 or any successor to the foregoing or (ii) require shareholder approval under any applicable listing requirement. The termination or any modification or amendment of the Plan shall not, without the consent of a recipient of an Award, affect his or her rights under an Award previously made to him or her. With the consent of the recipient of the Award, the Board of Directors may amend outstanding Awards in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding Award to the extent necessary to ensure the qualification of the Plan under Rule 16b-3 or any successor rule.

12.     WITHHOLDING.

        (a) The Company shall have the right to deduct from payments of any kind otherwise due to the participant any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon any Award under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the participant may elect to satisfy such obligations, in whole or in part, (i) by directing the Escrow Agent to forward to the Company a sufficient number of shares of Common Stock otherwise deliverable by the Escrow Agent to the participant pursuant to the grant of an Award or (ii) by delivering to the Company shares of Common Stock already owned by the participant. The shares so delivered by the Escrow Agent or the participant shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. A participant who has made an election pursuant to this Section 12(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

        (b) Notwithstanding the foregoing, in the case of any persons who are required to file reports under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3 or any successor rule under the Exchange Act.

        (c) If the recipient of an Award under the Plan elects, in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), to recognize ordinary income in the year of acquisition of any shares awarded under the Plan, the Company will require at the time of such election an additional payment for withholding tax purposes based on the difference, if any, between the purchase price of such shares and the fair market value of such shares as of the date immediately preceding the date of the Award.

13.     EFFECTIVE DATE AND DURATION OF THE PLAN.

        (a) Effective Date. The Plan shall become effective when adopted by the Board of Directors and approved by the Company's shareholders.

        (b) Termination. Unless sooner terminated by the Board of Directors or shareholders of the Company, the Plan shall terminate upon the earlier of
(i) the close of business on the day next preceding the tenth anniversary on the date of its adoption by the Board of Directors, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the final vesting of Awards granted under the Plan. If the date of termination is determined under (i) above, then Awards outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such Awards.

14.     CHANGE IN CONTROL.

        (a) Notwithstanding any provision to the contrary in this Plan, and except as provided in clause (b)(ii) below, if, following a Change in Control (as defined below) of the Company an employee is relocated more than 100 miles from Boston or is terminated for any reason, all of the Company's rights to repurchase outstanding shares issued to such employee in the Plan prior to the occurrence of such Change in Control shall cease and terminate as of the date such Change in Control occurs; and such shares, from and after such date, shall no longer be restricted by the provisions of Section 5 of the Plan.

        (b) (i) A "Change in Control" shall occur or be deemed to have occurred only if any of the following events occur: (x) any merger or consolidation with another corporation unless such merger or consolidation does not change in any material way the voting control of the Company; (y) any sale of all or substantially all of the assets and business of the Company; or (z) any acquisition of more than 25% of the outstanding voting securities of the Company (the "Shares") by any person, entity or "group" (as defined in Section 13(d)(3) of the Exchange Act), provided, however, that this clause (i) of this
Section 14(b) shall not apply to any acquisition of shares by John F. Cogan, Jr., who is currently the beneficial owner of approximately 15% of the Shares.

            (ii) The provisions of subsection (a) to this Section 14 shall not apply to any employee who is terminated following any Change in Control pursuant to clause (z) of Section 14(b)(i) if such employee has or is a member of the group which has acquired more than 25% of the Shares.

15.  PROVISIONS FOR FOREIGN PARTICIPANTS.

        The Board of Directors may, without amending the Plan, modify Awards granted to participants who are foreign nationals or employed outside the United States to recognize differences in tax, securities, currency laws, rules, regulations or customs of such foreign jurisdictions.

                                       Adopted by the Board of Directors on
                                       January 26, 1995

                                                               Preliminary Copy


                           THE PIONEER GROUP, INC.

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS

                 ANNUAL MEETING OF STOCKHOLDERS - MAY 4, 1995

Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Robert L. Butler, John F. Cogan, Jr. and William H. Keough, or each or any of them with full power of substitution, as proxies for those signing on the reverse side to act and vote at the 1995 Annual Meeting of Stockholders of The Pioneer Group, Inc. and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" PROPOSAL NUMBERS 1, 2, 3, 4 AND 5.

- - --------------------------------------------------------------------------------
             PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND
             RETURN PROMPTLY IN ENCLOSED ENVELOPE.

PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. TRUSTEES AND OTHER FIDUCIARIES SHOULD INDICATE THE CAPACITY IN WHICH THEY SIGN. IF A CORPORATION OR PARTNERSHIP, THIS SIGNATURE SHOULD BE THAT OF AN AUTHORIZED OFFICER WHO SHOULD STATE HIS OR
HER TITLE.
- - ------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

______________________________          __________________________

______________________________          __________________________

______________________________          __________________________

- - --------------------------------------------------------------------------------

/  /  PLEASE MARK VOTES AS IN
      THIS EXAMPLE
                                             For
                                             All
                                      With-  Ex-
1)   Election of                For   hold   cept
     Directors.                 / /   / /    / /


Robert L. Butler, Philip L. Carret, John F. Cogan,
Jr., Maurice Engleman, Jaskaran S. Teja, David D.
Tripple and John H. Valentine

If you do not wish your shares voted "FOR" a particular nominee, mark the "For All Except" box and strike a line through the nominee(s) name.
Your shares will be voted for the remaining nominee(s).


                                      Aga-   Abs-
2) Approval of                  For   inst   tain
   amendment to                 / /   / /    / /
   the Company's
   Restated Cer-
   tificate of
   Incorporation
   Increasing from
   33,000,000 to
   60,000,000 the
   number of author-
   ized shares of
   Common Stock.

                                      Aga-   Abs-
                                For   inst   tain
3) Ratification                 / /   / /    / /
   and approval
   of the Company's
   1995 Employee
   Stock Purchase
   Plan.


                                      Aga-   Abs-
                                For   inst   tain
4) Ratification                 / /   / /    / /
   and approval
   of the Company's
   1995 Restricted
   Stock Plan.



                                      Aga-   Abs-
                                For   inst   tain
5) Ratification                 / /   / /    / /
   of appointment
   of independent
   accountants.


Please read the reverse side of this card.

                                             A VOTE FOR THE DIRECTOR
                                             NOMINEES AND FOR PROPOSAL
                                             NUMBERS 2, 3, 4 AND 5 IS
                                             RECOMMENDED BY THE BOARD OF
                                             DIRECTORS.




Please be sure to sign and date this Proxy.  Mark box at right if  / /
                                             comments or address
                                             change have been noted
                                             on the reverse side of
                                             this card.
Date:
      -----------------------




- - -------------------------------------------
Stockholder sign here    Co-owner sign here

- - --------------------------------------------------------------------------------

DETACH CARD
                           THE PIONEER GROUP, INC.

Dear Stockholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign and date the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders to be held on May 4, 1995.

Thank you in advance for your prompt consideration of these matters.

Sincerely,


The Pioneer Group, Inc.